Exhibit 4.1

WESTAR ENERGY, INC.

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

(as Successor to

HARRIS TRUST AND SAVINGS BANK)

FORTY-EIGHTH SUPPLEMENTAL INDENTURE

to Original Mortgage Filed with Shawnee County Register of Deeds on July 1, 1939, at Book 778 Page 216

Dated as of June 4, 2018

TABLE OF CONTENTS

Parties	1
Recitals	1
Granting Clause	5
Habendum	7
Exceptions and Reservations	8

TESTIMONIUM	S-1
SIGNATURES AND SEALS	S-2
ACKNOWLEDGEMENTS	S-3

APPENDIX A

DESCRIPTION OF PROPERTIES	A-1

i

FORTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of the 4th day of June, 2018, made by and between Westar Energy, Inc., formerly The Kansas Power and Light Company, a corporation organized and existing under the laws of the State of Kansas (and successor by the Merger (hereinafter defined) to Westar Energy, Inc., formerly The Kansas Power and Light Company, a corporation organized and existing under the laws of the State of Kansas, sometimes hereinafter called the “Company-Predecessor”) (hereinafter called the “Company”), party of the first part, and The Bank of New York Mellon Trust Company, N.A., a national banking association whose mailing address is 2 North La Salle Street, Chicago, Illinois 60602 (hereinafter called the “Trustee”), as Trustee (as successor to Harris Trust and Savings Bank), under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

WHEREAS, the Company-Predecessor has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust dated July 1, 1939 (hereinafter referred to as the “Original Indenture”), to provide for and to secure the issue of First Mortgage Bonds of the Company-Predecessor, issuable in series, and to declare the terms and conditions upon which the Bonds (as defined in the Original Indenture) are to be issued thereunder; and

WHEREAS, the Company-Predecessor has heretofore executed and delivered to the Trustee Forty-Seven Supplemental Indentures, in addition to the Forty-Second Supplemental (Reopening) Indenture, supplemental to said Original Indenture, of which Forty-Six provided for the issuance thereunder of series of the Company-Predecessor’s First Mortgage Bonds, and there is set forth below information with respect to such Supplemental Indentures as have provided for the issuance of Bonds, and the principal amount of Bonds which remain outstanding as of June 4, 2018:

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Supplemental Indenture	July 1, 1939	3-1/2% Series Due 1969	$26,500,000	None

Second Supplemental Indenture	April 1, 1949	2-7/8% Series Due 1979	10,000,000	None

Fourth Supplemental Indenture	October 1, 1949	2-3/4% Series Due 1979	6,500,000	None

Fifth Supplemental Indenture	December 1, 1949	2-3/4% Series Due 1984	32,500,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding

Seventh Supplemental Indenture	December 1, 1951	3-1/4% Series Due 1981	5,250,000	None

Eighth Supplemental Indenture	May 1, 1952	3-1/4% Series Due 1982	4,750,000	None

Ninth Supplemental Indenture	October 1, 1954	3-1/8% Series Due 1984	8,000,000	None

Tenth Supplemental Indenture	September 1, 1961	4-3/4% Series Due 1991	13,000,000	None

Eleventh Supplemental Indenture	April 1, 1969	7-5/8% Series Due 1999	19,000,000	None

Twelfth Supplemental Indenture	September 1, 1970	8-3/4% Series Due 2000	20,000,000	None

Thirteenth Supplemental Indenture	February 1, 1975	8-5/8% Series Due 2005	35,000,000	None

Fourteenth Supplemental Indenture	May 1, 1976	8-5/8% Series Due 2006	45,000,000	None

Fifteenth Supplemental Indenture	April 1, 1977	5.90% Pollution Control Series Due 2007	32,000,000	None

Sixteenth Supplemental Indenture	June 1, 1977	8-1/8% Series Due 2007	30,000,000	None

Seventeenth Supplemental Indenture	February 1, 1978	8-3/4% Series Due 2008	35,000,000	None

Eighteenth Supplemental Indenture	January 1, 1979	6-3/4% Pollution Control Series Due 2009	45,000,000	None

Nineteenth Supplemental Indenture	May 1, 1980	8-1/4% Pollution Control Series Due 1983	45,000,000	None

Twentieth Supplemental Indenture	November 1, 1981	16.95% Series Due 1988	25,000,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding

Twenty-First Supplemental Indenture	April 1, 1982	15% Series Due 1992	60,000,000	None

Twenty-Second Supplemental Indenture	February 1, 1983	9-5/8% Pollution Control Series Due 2013	58,500,000	None

Twenty-Third Supplemental Indenture	July 1, 1986	8-1/4% Series Due 1996	60,000,000	None

Twenty-Fourth Supplemental Indenture	March 1, 1987	8-5/8% Series Due 2020	50,000,000	None

Twenty-Fifth Supplemental Indenture	October 15, 1988	9.35% Series Due 1998	75,000,000	None

Twenty-Sixth Supplemental Indenture	February 15, 1990	8-7/8% Series Due 2000	75,000,000	None

Twenty-Seventh Supplemental Indenture	March 12, 1992	7.46% Demand Series	370,000,000	None

Twenty-Eighth Supplemental Indenture	July 1, 1992	7-1/4% Series Due 1999	125,000,000	None
		8-1/2% Series Due 2022	125,000,000	None

Twenty-Ninth Supplemental Indenture	August 20, 1992	7-1/4% Series Due 2002	100,000,000	None

Thirtieth Supplemental Indenture	February 1, 1993	6% Pollution Control Revenue Refunding Series Due 2033	58,500,000	None

Thirty-First Supplemental Indenture	April 15, 1993	7.65% Series Due 2023	100,000,000	None

Thirty-Second Supplemental Indenture	April 15, 1994	7-1/2% Series Pollution Control Revenue Refunding Due 2032	75,500,000	75,500,000

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding

Thirty-Third Supplemental Indenture	August 11, 1997	6-7/8% Convertible Series Due 2004	370,000,000	None
		7-1/8% Convertible Series Due 2009	150,000,000	None

Thirty-Fourth Supplemental Indenture	June 28, 2000	9-1/2% Series Due 2003	397,800,000	None

Thirty-Fifth Supplemental Indenture	May 10, 2002	7-7/8% Series Due 2007	365,000,000	None

Thirty-Sixth Supplemental Indenture	June 1, 2004	5.00% Series Pollution Control Refunding Revenue Due 2033	58,340,000	None

Thirty-Seventh Supplemental Indenture	June 17, 2004	6.00% Series Due 2014	250,000,000	None

Thirty-Eighth Supplemental Indenture	January 18, 2005	5.15% Series Due 2017	125,000,000	None
		5.95% Series Due 2035	125,000,000	None

Thirty-Ninth Supplemental Indenture	June 30, 2005	5.10% Series Due 2020	250,000,000	250,000,000
		5.875% Series Due 2036	150,000,000	None

Fortieth Supplemental Indenture	May 15, 2007	6.10% Series Due 2047	150,000,000	None

Forty-First Supplemental Indenture	November 25, 2008	8.625% Series Due 2018	300,000,000	None

Forty-Second Supplemental Indenture	March 1, 2012	4.125% Series Due 2042	250,000,000	250,000,000

Forty-Second Supplemental (Reopening) Indenture	May 17, 2012	4.125% Series Due 2042	300,000,000	300,000,000

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding

Forty-Third Supplemental Indenture	March 28, 2013	4.10% Series Due 2043	430,000,000	430,000,000

Forty-Fourth Supplemental Indenture	August 19, 2013	4.625% Series Due 2043	250,000,000	250,000,000

Forty-Fifth Supplemental Indenture	November 13, 2015	3.25% Series Due 2025	250,000,000	250,000,000
		4.25% Series Due 2045	300,000,000	300,000,000

Forty-Sixth Supplemental Indenture	June 20, 2016	2.55% Series Due 2026	350,000,000	350,000,000

Forty-Seventh Supplemental Indenture	March 6, 2017	3.10% Series Due 2027	300,000,000	300,000,000

; and

WHEREAS, the Company-Predecessor entered into an Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2017, with Great Plans Energy Incorporated, a corporation organized and existing under the laws of the State of Missouri, Monarch Energy Holding, Inc., a corporation organized and existing under the laws of the State of Missouri (“Monarch Energy”), and King Energy, Inc., a corporation organized and existing under the laws of the State of Kansas and a wholly owned subsidiary of Monarch Energy (“Merger Sub”), and, on June 4, 2018, pursuant to such agreement, Merger Sub merged with and into the Company-Predecessor, with the Company surviving the merger (the “Merger”), on such terms as fully to preserve and in no respect impair the lien on the mortgaged property under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called the “Indenture”) or any of the rights or powers of the Trustee or of the Bondholders thereunder; and

WHEREAS, the Company desires by this Forty-Eighth Supplemental Indenture (hereinafter referred to as this “Supplemental Indenture”) to supplement the Original Indenture and to evidence the succession of the Company as the successor corporation resulting from the Merger, and the assumption by the Company of the due and punctual performance and observance of all the covenants and conditions to be kept or performed by the Company-Predecessor under the Indenture and the due and punctual payment of the principal and interest of all Bonds now outstanding under the Indenture according to their tenor and to enable the Company to have and exercise powers and rights of the Company-Predecessor under the Indenture in accordance with the terms thereof; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and indentures supplemental thereto, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Company to the Trustee at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Indenture according to their tenor, purpose and effect, and to declare certain terms and conditions upon and subject to which Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture, and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto The Bank of New York Mellon Trust Company, N.A., as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof), that is to say:

FIRST.

All and singular the lands, real estate, chattels real, easements, servitudes, and leaseholds of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including, among other things, the existing property described in Appendix A hereto under the caption “First,” which description is hereby incorporated herein by reference and made a part hereof as if fully set forth herein, together with all improvements of any type located thereon.

Also all power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, compressor stations, gasoline extraction plants, together with all and singular the electric heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company or which it may hereafter acquire, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, water, gas and other agencies for light, heat, cold or power or any other purpose whatsoever.

SECOND.

Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatsoever, whether underground or overhead or on the surface or otherwise of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus.

THIRD.

Also all franchises and all permits, ordinances, easements, privileges and immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, gas, water or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

FOURTH.

Also, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

FIFTH.

Also any and all property of any kind or description which may from time to time after the date of the Original Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Trustee by the Company or by any person, copartnership or corporation, with the consent of the Company or otherwise, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby authorized to accept and receive any such property and any such conveyance, mortgage, pledge, assignment and transfer, as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms and provisions upon which such conveyance, mortgage, pledge, assignment or transfer shall be made.

SIXTH.

Together with all and singular, the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law and in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, all properties of the character excepted from the lien of the Original Indenture.

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, to the exceptions and reservations hereinabove referred to, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture; and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property herein before described and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture, and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series by reason of priority in the time of issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto for the benefit of those who shall hold the Bonds and coupons, or any of them, to be issued under the Indenture as follows:

ARTICLE I

COVENANTS AND AGREEMENTS OF THE COMPANY

Section 1. Assumption of Covenants and Conditions. The Company hereby expressly assumes the due and punctual payment of the principal and interest of all Bonds now outstanding under the Indenture according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by the Company-Predecessor, and the Company hereby assumes and agrees to pay, duly and punctually, the principal of and interest on the Bonds issued under the Indenture, and agrees to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Company-Predecessor.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 1. Acceptance of Trust. The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as amended, set forth and upon the following terms and conditions.

Section 2. Responsibility and Duty of Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by the Second Supplemental Indenture, shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

Section 3. Parties to Include Successors and Assigns. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 4. Benefits Restricted to Parties and to Holders of Bonds and Coupons. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding under the Indenture.

Section 5. Execution in Counterparts. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 6. Titles of Articles Not Part of the Forty-Eighth Supplemental Indenture. The Titles of the several Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

IN WITNESS HEREOF, WESTAR ENERGY, INC., party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, President, Chief Executive Officer or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and The Bank of New York Mellon Trust Company, N.A., party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its duly authorized officer and its corporate seal to be attested by its duly authorized officer, all as of the day and year first above written.

(CORPORATE SEAL)

WESTAR ENERGY, INC.

By:
Anthony D. Somma
Executive Vice President and
Chief Financial Officer

ATTEST:

By:
Jeffrey C. DeBruin
Assistant Secretary

Executed, sealed and delivered by WESTAR ENERGY, INC. in the presence of:

By:

By:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

ATTEST:

By:

Executed, sealed and delivered by THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. in the presence of:

By:

By:

STATE OF KANSAS	)
: ss.:
COUNTY OF SHAWNEE	)

BE IT REMEMBERED, that on this              day of                     , 2018, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Anthony D. Somma and Jeffrey C. DeBruin, of Westar Energy, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

Notary Public My Commission Expires

STATE OF KANSAS	)
: ss.:
COUNTY OF SHAWNEE	)

BE IT REMEMBERED, that on this              day of                     , 2018, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Anthony D. Somma, and Jeffrey C. DeBruin, of Westar Energy, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, being by me respectively duly sworn, did each say that the said Anthony D. Somma is Executive Vice President and Chief Financial Officer and that the said Jeffrey C. DeBruin is Assistant Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith, for the uses and purposes therein set forth and without any intent to hinder, delay, or defraud creditors or purchasers.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

Notary Public My Commission Expires

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of                                                              )

On                                                   before me,

(insert name and title of officer)

personally appeared                                                                                                                                                        ,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he / she / they executed the same in his / her / their authorized capacity(ies), and that by his / her / their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                  (Seal)

APPENDIX A

to

FORTY-EIGHTH SUPPLEMENTAL INDENTURE

Dated as of June 4, 2018

Westar Energy, Inc.

to

The Bank of New York Mellon Trust Company, N.A.

(as successor to

Harris Trust and Savings Bank), as Trustee

DESCRIPTION OF PROPERTIES

LOCATED IN THE STATE OF KANSAS

FIRST

PARCELS OF REAL ESTATE

ATCHISON COUNTY

A tract of land in the southeast quarter of section 35, township 5 south, range 17 east of the 6th principal meridian, Atchison County, Kansas, described as follows:

Beginning at the southeast corner of said southeast quarter; thence on azimuth (NAD 83 Kansas north state plane) 268 degrees 22 minutes 36 seconds, coincident with the south line of said southeast quarter, 684.75 feet; thence on azimuth 358 degrees 24 minutes 06 seconds, 695.00 feet; thence on azimuth 88 degrees 22 minutes 36 seconds, 684.75 feet to the east line of said southeast quarter; thence on azimuth 178 degrees 24 minutes 06 seconds, coincident with said east line, 695.00 feet to the point of beginning. Said tract containing 10.92 acres.

BROWN COUNTY

A tract of land in the southwest quarter of section 5, township 3 south, range 17 east of the 6th principal Meridian, Brown County, Kansas, described as follows: Beginning at the northwest corner of said southwest quarter; thence on azimuth (NAD 83 Kansas north state plane) 88 degrees 08 minutes 43 seconds, coincident with the north line of said southwest quarter, 684.75 feet; thence on azimuth 178 degrees 57 minutes 49 seconds, 660.00 feet; thence on azimuth 268 degrees 08 minutes 43 seconds, 684.75 feet to the west line of said south west quarter; thence on azimuth 358 degrees 57 minutes 49 seconds, coincident with said west line, 660.00 feet to the point of beginning, said tract containing 10.37 acres+/-.

CLAY COUNTY

A tract of land in the West Half (W  1⁄2 ) of Vacated “F” Street adjacent to Lots One (1) Two (2) and Three (3) of Block Sixty-two (62) in the Original Townsite of Wakefield, in Clay County, Kansas, being more fully described as follows: Beginning at the intersection of the centerline of said Vacated “F” Street and the North Right-of-Way (R/W) of Second Street, point being marked with a 1/2” iron pin (lP) with plastic cap (w/PC); thence North 01°47’28” West along said centerline for 160.97 feet to a 1/2” IP w/ PC; thence South 88°27’l7” West for 50.00 feet to a 1/2” x 30” rebar w/PC; thence South 01°47’28” East for 161.41 fee t to a 1/2” x 30” rebar w/PC on said North R/W; thence North 87°56’46” East along said North R/W for 50.00 feet to the Point of Beginning.

DICKINSON COUNTY

A parcel located in the Southwest Quarter of Section 21, Township 13 South, Range 2 East of the 6th P.M., Dickinson County, Kansas, also Lot 1, Nemechek Addition to the City of Abilene, Dickinson County, Kansas, more particularly described as follows: Commencing at the Northeast corner of said Quarter, thence S00°35’52” E along the East line of said Quarter a distance of 493.53 feet, thence S89°39’15” W a distance of 365.89 feet along the North line of a parcel described in Deed Book 253, Page 817- 818 to the Point of Beginning of parcel to be described; thence S00°33’18“E a distance of 386.27 feet to the North line of Augustine Avenue in Chicago Addition to the City of Abilene; thence S89°41’58“W along said North line a distance of 5.00 feet; thence N00°33’18“W a distance of 386.26 feet to the Northwest corner of said parcel; thence N89°39’15“E along the North line of said parcel a distance of 5.00 feet to the Point of Beginning.

GEARY COUNTY

A tract of land in the Northeast Quarter (NEl/4) of Section Fifteen (15), Township Twelve (12) South, Range Seven (7) East of the 6th P.M., Geary County, Kansas, described as follows:

The East 625 Feet of the North 1000 Feet of said Quarter Section. As shown on Exhibit A of Kansas Power & Light Facility Easement in Book 40, Page 1181 recorded in the office of the Register of Deeds of said County. More particularly described as follows:

Beginning at the Northeast corner of the Northeast Quarter (NEl/4) of said Section Fifteen (15); thence on an assumed bearing of S 01°07’44” E along the East line of said Northeast Quarter (NEl/4) a distance of 1000 feet; thence S 88°02’45” W parallel to the North line of said Northeast Quarter (NEl/4) a distance of 625 feet; thence N 01°07’44” W parallel to the East line of said Northeast Quarter (NEl/4) a distance of 1000 feet to said North line; thence N 88°02’45” E along said North line a distance of 625 feet to the Point of Beginning.

JEFFERSON COUNTY

A portion of the Southeast Quarter (SE 1/4) of Section 25, Township 07 South, Range 18 East of the Sixth Principal Meridian, Jefferson County, Kansas, being described as follows:

Commencing at the Southeast corner of the Southeast Quarter (SE 1/4) of said Section 25; Thence N 89°50’ 03” W (Bearings Based on the Kansas Coordinate System 1983 North Zone) along the South line of the Southeast Quarter (SE 1/4) of said Section 25 a distance of 1478.81 feet; Thence N 05°18’40” E a distance of 558.65 feet; Thence N 52°15’54 ‘’ E a distance of 553.68 feet to the Northeasterly corner of the tract described in Book 430 Page 519 in the Jefferson County Register of Deeds Office, said corner being the Point of Beginning; Thence continuing N 52° 15’54” E a distance of 446.00 feet; Thence S 37°44’06” E a distance of 552.91 feet to the North right of way of 198th Street; Thence S 46°03’06” W along said right of way a distance of 79.84 feet; Thence S 54°04’11” W along said right of way a distance of 366.81 feet to the Southeasterly corner of said tract described in Book 430 Page 519; Thence N 37° 44’ 06” W along the Easterly line of said tract a distance of 550.00 feet to the Point of Beginning.

NEMAHA COUNTY

That part of the Northwest Quarter of Section 3, Township 5 South, Range 13 East of the 6th P.M., Nemaha County, Kansas being described as follows: Beginning at the Southwest Corner of said Northwest Quarter; thence N 00°36’47” W (bearings based on the Kansas Coordinate System 1983 North Zone) along the West line of said Northwest Quarter a distance of 573.00 feet; thence N 88°54’09” E parallel to the South line of said Northwest Quarter a distance of 360.00 feet; thence S 00°36’47” E parallel to said West line a distance of 573.00 feet to the South line of said Northwest Quarter; thence S 88°54’09” W along said South line a distance of 360.00 feet to the point of beginning, containing 4.74 acres, more or less.

RILEY COUNTY

Lot 2, MATC Addition, an addition to the City of Manhattan, Riley County, Kansas

SALINE COUNTY

The North 825.00 feet of Lot One (1), Block One (1), Salina Industrial Park, located in the Southwest Quarter (SW 1/4) of Section 12, Township 15 South, Range 03 West of the Sixth Principal Meridian, Saline County, Kansas, and being more particularly described as follows:

Commencing at the Northwest corner of the Southwest Quarter (SW 1/4) of said Section 12; Thence S 89°48’27” E (Bearings Based on the Kansas Coordinate System 1983 North Zone) along the North line of the Southwest Quarter (SW 1/4) of said Section 12 a distance of 57.44 feet to the Northwest corner of said Lot 1, said corner being the Point of Beginning; Thence S 89°48’27” E along the North line of said Lot 1 a distance of 2558.21 feet to the Northeast corner of said Lot 1; Thence S 00°00’04” W along the East line of said Lot 1 a distance of 825.00 feet; Thence N 89°48’27” W parallel with the North line of said Lot 1 a distance of 2557.92 feet to the West line of said Lot 1; Thence N 00°01’09” W along said West line a distance of 825.00 feet to the Point of Beginning.

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